UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2009

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ADVANCED MATERIALS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-16401	33-0215295
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2364 Merritt Drive, Suite A, Garland, Texas 75041
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (469) 246-4100

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                      Termination of a Material Definitive Agreement.

     Effective June 23, 2009 Ricardo G. Brutocao resigned as the Company’s Chief Executive Officer as described in Item 5.02 below, which is incorporated herein by this reference.  Mr. Brutocao’s continued vesting under his two outstanding stock option agreements were thereby terminated effective June 23, 2009.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2009, Ricardo G. Brutocao informed the Company’s Board of Directors that he was resigning as the Company’s Chief Executive Officer effective immediately.
Mr. Brutocao advised the Board that his resignation was due to Marty Lehman, the Company’s recently appointed Interim President, now being fully in charge of managing the day to day operations of the Company and that his resignation will reduce overhead expenses for the Company as it continues to experience challenging operating conditions.
Mr. Brutocao had previously, unilaterally waived receiving any salary as of June 1, 2009.

Mr. Brutocao will continue to serve as a member of the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MATERIALS GROUP, INC.

Date: June 23, 2009                                                                           By:           /s/ Timothy Busch
Timothy Busch
Chairman of the Board